UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): September 7, 2011

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On September 7, 2011 we received a Notice of Deficiency from the Internal Revenue Service (IRS) claiming that we owe additional net taxes of $154 million, plus interest based on an audit of the 2006 and 2007 tax years of Boston Scientific Corporation. We previously disclosed in our public filings our expectation that we would not be able to resolve our tax liability for this period through applicable IRS administrative procedures and, in our most recent public filing, we disclosed the July 2011 receipt of an IRS Revenue Agent's Report for this period. This Notice of Deficiency is materially consistent with the July 2011 Revenue Agent's Report. We intend to file a timely petition to the U.S. Tax Court contesting this assessment.

The $154 million net assessment for the Company's 2006 and 2007 tax years relates to transfer pricing adjustments proposed by the IRS that would result in incremental tax of $283 million offset in part by an unrelated agreed refund of $129 million. The adjustments proposed by the IRS are based on positions substantially similar to those currently subject to our U.S. Tax Court proceedings for the 2001, 2002 and 2003 tax years of Guidant Corporation. The primary issue under dispute for all of these years is the intercompany transfer pricing in connection with technology license agreements between certain domestic and foreign subsidiaries of Guidant, which we acquired in April 2006. We do not agree with the transfer pricing methodologies applied by the IRS or its resulting assessment. We believe that we have meritorious defenses for our tax filings, that the IRS positions with regard to these matters are inconsistent with the applicable tax laws and the existing Treasury regulations, and that the previously reported income tax for the years in question is appropriate.

No payments on the assessment would be required, nor will the refund be processed, until the dispute is definitively resolved, which, based on experiences of other companies, could take several years. We believe that our income tax reserves associated with this matter are adequate and that the final resolution will not have a material impact on our financial condition or results of operations. However, both the final resolution and potential impact of that resolution are uncertain and could have a material impact on our financial condition or results of operations.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on the Company's beliefs, assumptions and estimates using information available to the Company at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our opinions with respect to: the strength of our tax position with respect to this matter, the final resolution of this matter and expected timing thereof, the adequacy of tax reserves for this matter; and our financial performance.  If the Company's underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the Company's forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect the Company's ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this Current Report.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property litigation; closing of announced acquisitions, divestitures and related transitions; our restructuring initiatives; financial market conditions; and future business decisions made by the Company and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond the Company's control.  For a further list and description of these and other important risks and uncertainties that may affect the Company's future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements to reflect any changes in expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 12, 2011	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel